SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                               GENTEX CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                           [LOGO GENTEX CORPORATION]

                            600 N. Centennial Street
                            Zeeland, Michigan 49464

                         NOTICE OF 2003 ANNUAL MEETING
--------------------------------------------------------------------------------
      The Annual Meeting of the Shareholders of Gentex Corporation ("the Company"), a Michigan corporation, will be held at the Amway Grand Plaza Hotel, Ambassador Ballroom, Pearl at Monroe, Grand Rapids, Michigan, on Wednesday, May 14, 2003, at 4:30 p.m. E.D.S.T., for the following purposes:

      1.    To elect four directors as set forth in the Proxy Statement.

      2. To act upon a proposal to approve the Gentex Corporation 2003 Employee Stock Purchase Plan.

      3.    To consider a shareholder proposal on board diversity.

      4. To transact any other business that may properly come before the meeting, or any adjournment thereof.

      Shareholders of record as of the close of business on March 21, 2003, are entitled to notice of, and to vote at the meeting. We are pleased to offer multiple options for voting your shares. As detailed in the "Solicitation of Proxies" section of this notice and Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

      Whether or not you expect to be present at the meeting, you are urged to promptly vote your shares using one of the methods discussed above. If you do attend the meeting and wish to vote in person, you may withdraw your earlier-dated Proxy.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Connie Hamblin

April 9, 2003                          Connie Hamblin
                                       Secretary

                               GENTEX CORPORATION

                            600 N. Centennial Street
                            Zeeland, Michigan 49464

                       PROXY STATEMENT FOR ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD MAY 14, 2003

                              -------------------
                              QUESTIONS & ANSWERS
                              -------------------

                                PROXY STATEMENT

Why am I receiving this Proxy Statement?

Gentex Corporation's Board of Directors is soliciting proxies for the 2003 Annual Meeting of Shareholders. You are receiving a Proxy Statement because you own shares of Gentex common stock on March 21, 2003, which entitles you to vote at the meeting. By use of a Proxy, you can vote whether or not you attend the meeting. The Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of the Annual Meeting, Proxy Statement and Proxy are being mailed to shareholders on or about April 9, 2003.

What will I be voting on?

      o     Election of four directors (see page 8).
      o Approval of the Gentex Corporation 2003 Employee Stock Purchase Plan (see page 12 and Appendix B).

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors and FOR the approval of the Gentex Corporation 2003 Employee Stock Purchase Plan.

      o     A shareholder proposal on Board Diversity (see page 14).

The Board of Directors recommends a vote AGAINST the shareholder proposal.

How do I vote?

You can vote either in person at the Annual Meeting or by Proxy without attending the Annual Meeting. We urge you to vote by Proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your Proxy will not be counted.

Please note that there are separate telephone and Internet arrangements depending upon whether you are a holder of record [that is, if your shares are registered in your own name with our transfer agent and you have possession of your stock certificate(s)] or whether you hold your shares in "street name" (that is, if your shares are held for you by your bank, broker or other record holder).

Shareholders of record voting by Proxy may use one of the following three options:

      o Voting by Internet (log on to https://www.proxyvote.com and follow the directions there). We recommend you vote this way as it is the most cost-effective method; or
      o Voting by toll-free telephone (instructions are on the Proxy Card or voter instruction form); or
      o Filling out the enclosed Proxy Card or voter instruction form, signing it, and mailing it in the enclosed postage paid envelope.

If you hold your shares in "street name", please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EST on May 13, 2003. If you vote over the Internet, you may incur cost, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate shareholders by the use of control numbers and to allow you to confirm that instructions have been properly recorded.

Can I change my vote?

Yes. At any time before your Proxy is voted at the meeting, you may change your vote by:

      o Revoking it by written notice to the Secretary of the Company at the address on the cover of the Proxy Statement;
      o delivering a later-dated Proxy (including a telephone or Internet vote); or
      o     voting in person at the meeting.

If you hold your shares in "street name", please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your Proxy.

How many votes do I have?

You will have one vote for every share of common stock that you owned on March 21, 2003.

How many shares are entitled to vote?

There were 75,927,602 shares of Gentex common stock outstanding as of March 21, 2003, and entitled to vote at the meeting. Each share is entitled to one vote.

How many votes must be present to hold the meeting?

Under the Company's By-Laws, a majority of all of the voting shares of the capital stock as of March 21, 2003, must be present in person or by Proxy to hold the Annual Meeting.

What if I do not vote for some or all the matters listed on my Proxy Card?

If you return a Proxy Card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

      o For the approval of the director nominees to the Board listed on the card.
      o For the approval of the Gentex Corporation 2003 Employee Stock Purchase Plan.
      o Against the shareholder proposal that the Company issue a report on board diversity.

How many votes are needed for the proposals to pass?

      o The four nominees for director will be elected by a plurality of the votes cast.
      o The Gentex Corporation 2003 Employee Stock Purchase Plan must be approved by a majority of the votes cast.
      o The shareholder proposal must be approved by a majority of the votes cast.

What if I vote "abstain"?

A vote to "abstain" on the election of the directors or on the proposals will have no effect on the outcome.

What if I do not return my Proxy Card and do not attend the Annual Meeting?

If you are a holder of record and you do not vote your shares, your shares will not be voted. If you hold your shares in "street name", and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your bank, broker or other holder of record may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.

If you do not give your record holder specific voting instructions and your record holder does not vote on any of the proposals, the votes will be "broker non-votes". "Broker non-votes" will have no effect on the vote for the election of directors or the proposals, since "broker non-votes" will not be treated as votes cast.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

      o     as necessary to meet applicable legal requirements;
      o     to allow for the tabulation of votes and certification of the vote;
            or
      o     to facilitate successful Proxy solicitation by our Board.

Occasionally, shareholders provide written comments on their Proxy Cards which are then forwarded to the Company's management.

                                 ANNUAL REPORT

Will I receive a copy of the Company's Annual Report?

Unless you have previously elected to view the Company's Annual Report over the Internet, we have mailed you the Annual Report for the year ended December 31, 2002, with this Proxy Statement. The Annual Report includes the Company's audited financial statements, along with other financial and product information. We urge you to read it carefully.

How can I receive a copy of the Company's Form 10-K?

You can obtain, free of charge, a copy of our Annual Report and/or Form 10-K for the year ended December 31, 2002, which we recently filed with the Securities and Exchange Commission, by writing to:

      Corporate Secretary
      Gentex Corporation
      600 N. Centennial St.
      Zeeland, MI   49464

You can also obtain a copy of the Company's Annual Report, Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on the Company's Internet site at www.gentex.com/investor_quick.html. The Company's Form 10-K and other SEC filings mentioned above are also available from the SEC's EDGAR database at www.sec.gov.

            ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access the Company's proxy materials and Annual Report electronically?

This Proxy Statement and the 2002 Annual Report are available on the Company's Internet site at:

      o     www.gentex.com/investor_quick.html

Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail.

If you are a holder of record, you can choose this option and save the Company the cost of producing and mailing these documents by:

      o Following the instructions provided when you vote over the Internet, or
      o Going to: https://www.icsdelivery.com/gntx/index.html and following the instructions provided.

If you are a holder of record and you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail message next year containing the Internet address to access the Company's Proxy Statement and Annual Report. The e-mail also will include instructions for voting over the Internet. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year.

If you hold your shares in "street name", and choose to view future Proxy Statements and Annual Reports over the Internet and your bank, broker or other holder of record participates in the service, you will receive an e-mail message next year containing the Internet address to use to access the Company's Proxy Statement and Annual Report.

                            HOUSEHOLDING INFORMATION

What is "householding"?

We have adopted a procedure called "householding", which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at the address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees.

Shareholders who participate in householding will continue to receive separate Proxy Cards. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, at your request we will promptly deliver a separate copy.

How do I withhold my consent to the householding program?

If you are a holder of record and share an address and last name with one or more holders of record, and you wish to continue to receive separate Annual Reports, Proxy Statements and other disclosure documents, you must withhold your consent by checking the appropriate box on the enclosed Proxy Card and returning it by mail in the enclosed envelope. Even if you vote by telephone or Internet, the enclosed Proxy Card must be returned and marked appropriately to withhold your consent to householding.

Even if you do not return the Proxy Card to withhold your consent to the householding program, you may revoke your consent at a future date. Please contact Automatic Data

Processing, Inc. ("ADP"), either by calling toll free at (800) 542-1061 or writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of the receipt of the revocation of your consent.

If you are receiving multiple copies of the Annual Reports and Proxy Statements at an address shared with another shareholder, you may also contact ADP to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold shares in "street name", please contact your bank, broker or other holder of record to request information about householding.

SOLICITATION OF PROXIES

      This Proxy Statement is being furnished by mail, or if shareholders have consented, by electronic delivery, on or about April 9, 2003, to the shareholders of Gentex Corporation in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, May 14, 2003, at 4:30 p.m., at the Amway Grand Plaza Hotel, Ambassador Ballroom, Pearl at Monroe, Grand Rapids, Michigan.

      Each shareholder, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting. The use of Proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend in person.

      There are four ways to vote your shares:
      1) By Internet at https://www.proxyvote.com. We encourage you to vote this way.
      2) By toll-free telephone (refer to your Proxy Card or voter instruction form for the correct number).
      3)    By completing and mailing your Proxy Card or voter instruction form.
            4) By written ballot at the Annual Meeting.

      If the form of Proxy accompanying this Proxy Statement is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of the meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by Proxy will be voted for the election of all nominees named in the Proxy, for the Gentex Corporation 2003 Employee Stock Purchase Plan proposal, and against the shareholder proposal, each of which are described in this Proxy Statement. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy including a telephone or Internet vote, or (3) attending the meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

      March 21, 2003, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 75,927,602 shares of the Company's common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not, however, counted in tabulations of votes cast on proposals presented to shareholders.

ELECTION OF DIRECTORS

      The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board. The Board has fixed the number of directors at nine. The Articles of Incorporation also specify that the Board be divided into three classes, with the classes to hold office for staggered terms of three years each. The Board has nominated Fred Bauer, Leo Weber and Gary Goode for election as directors at the Annual Meeting, each to serve a three-year term expiring in 2006. Mr. Bauer and Mr. Weber have each previously been elected as a director by the Company's shareholders. Gary Goode was appointed to the Board in January 2003 and qualifies as an audit committee financial expert and will serve as chairman of the Board's Audit Committee. John Mulder was elected as a director at the Company's 2001 Annual Meeting to serve a term until 2004. The Company's Articles of Incorporation, however, provide that his term of office as a director expired due to his retirement as an employee of the Company in 2002. The Board, however, appointed Mr. Mulder to fill the vacancy left by his retirement. The Company's Articles of Incorporation require that directors, like Mr. Goode and Mr. Mulder, who were appointed to the Board by the directors, stand for reelection at the next Annual Meeting of Shareholders.

      Unless otherwise specifically directed by a shareholder's marking on the Proxy Card, or in directions given either via the Internet or telephone, the persons named as Proxy voters in the accompanying Proxy will vote for the nominees described below. If any of these nominees becomes unavailable, which is not now anticipated, the Board may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      A plurality of votes cast by shareholders at the meeting is required to elect directors of the Company under Michigan law. Accordingly, the four nominees who receive the largest number of affirmative notes will be elected, regardless of the number of votes received. Broker nonvotes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

      The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

      The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors.

--------------------------------------------------------------------------------
Name, (Age) and Position                 Business Experience Past Five Years
--------------------------------------------------------------------------------
Nominees for Terms to Expire in 2006
--------------------------------------------------------------------------------
Fred Bauer (60)                          Mr. Bauer is the Chairman and Chief
   Director since 1981                   Executive Officer of Gentex
                                         Corporation, and he has held that
                                         position for more than five years.
--------------------------------------------------------------------------------
Leo Weber (73)                           Since 1990, Mr. Weber has been
   Director since 1991                   engaged in the consulting business
                                         as L. L. Weber & Associates, West
                                         Bloomfield, MI.  Previously, he was
                                         the President of Robert Bosch
                                         Corporation, Farmington Hills, MI
                                         (manufacturer of sophisticated
                                         automotive components).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name, (Age) and Position                 Business Experience Past Five Years
--------------------------------------------------------------------------------
                Nominees for Terms to Expire in 2006 (continued)
--------------------------------------------------------------------------------
Gary Goode (58)                          Mr. Goode was an audit engagement
   Director since 2003                   partner at Arthur Andersen LLP from
                                         September 1982 until his retirement
                                         in March 2001.  During his public
                                         accounting career, Mr. Goode had
                                         extensive experience working with
                                         suppliers to the automotive
                                         industry.  Since his retirement, Mr.
                                         Goode has provided independent
                                         consulting services to
                                         non-automotive industry companies.
--------------------------------------------------------------------------------
                       Nominee for Term to Expire in 2004
--------------------------------------------------------------------------------
John Mulder (66)                         Mr. Mulder was the Vice President -
  Director since 1992                    Customer Relations of Gentex
                                         Corporation from February 2000 to June
                                         2002. Previously, he was Senior Vice
                                         President - Automotive Marketing from
                                         September 1998 to February 2000. Prior
                                         to September 1998, he was Vice
                                         President - Automotive Marketing for
                                         more than five years.
--------------------------------------------------------------------------------
                      Directors Whose Terms Expire in 2005
--------------------------------------------------------------------------------
Arlyn Lanting (62)                       Mr. Lanting is the Vice President -
   Director since 1981                   Finance of Aspen Enterprises, Ltd.,
                                         Grand Rapids, MI (investments), and he
                                         has held that position for more than
                                         five years.
--------------------------------------------------------------------------------
Kenneth La Grand (62)                    Mr. La Grand was the Executive Vice
   Director since 1987                   President of Gentex Corporation from
                                         September 1987 to January 2003.  Mr.
                                         La Grand is also a director of
                                         Clarion Technologies, Inc.
--------------------------------------------------------------------------------
Ted Thompson (73)                        Mr. Thompson was the Chairman of
   Director since 1987                   X-Rite, Incorporated, Grandville,
                                         MI (a manufacturer of light and
                                         color-measuring instruments) from May
                                         1989 to October 2002.
--------------------------------------------------------------------------------
                      Directors Whose Terms Expire in 2004
--------------------------------------------------------------------------------
Mickey Fouts (71)                        Mr. Fouts has been Chairman of the
  Director since 1982                    Board, Equity Services Company
                                         (investment services), Castle Rock,
                                         CO, for more than five years.
--------------------------------------------------------------------------------
Frederick Sotok (68)                     Mr. Sotok was Executive Vice
  Director since 2000                    President and Chief Operating
                                         Officer of Prince Corporation
                                         (manufacturer of automotive interior
                                         parts that was acquired by Johnson
                                         Controls, Inc, in 1996) from October
                                         1977 to October 1996. Mr. Sotok is also
                                         a director of Clarion Technologies,
                                         Inc.
--------------------------------------------------------------------------------

      Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors, and executive officers of the Company. Ken La Grand and Frederick Sotok both sit on the Board of Directors of Clarion Technologies, Inc.

      During 2002, the Board of Directors met on three occasions and acted once by unanimous written consent. All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and Board committees on which they served, except for Mr. Sotok who attended three of five meetings, or 60 percent. Mr. Sotok missed two meetings on two consecutive dates due to the untimely death of his mother.

      The Company has a Compensation Committee comprised of Messrs. Bauer, Lanting and Thompson. The Compensation Committee is responsible for administering the Company's stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. The Compensation Committee met four times during the fiscal year ended December 31, 2002.

      In addition, the Company has an Executive Committee comprised of Messrs. Bauer, Lanting and La Grand. The Executive Committee is authorized to act on behalf of the Board between full Board meetings, to the extent permitted by law. This Committee met once during the fiscal year ended December 31, 2002.

      The Company also has an Audit Committee, which during the fiscal year ending December 31, 2002, was comprised of Messrs. Weber, Sotok and Thompson. Each of these individuals qualifies as an "independent director" as determined in accordance with the current listing standards of the Nasdaq National Market. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the following "Report of the Audit Committee." The Audit Committee is governed by a written charter approved by the Board of Directors.

      The Company does not have a standing nominating committee.

                         Report of the Audit Committee

      The Committee has reviewed and discussed with management the Company's financial statements as of and for the year ended December 31, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and other such matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audi Committees, as amended, by the Independence Standards Board. The Committee has also discussed with the auditors the auditor's independence. The Committee held two formal meetings during calendar year 2002 and has communicated with the independent auditors on a quarterly basis.

      Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. The Committee's responsibility is to monitor and review these processes. It is not the Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. No member of the

Committee is an employee of the Company. Certain members of the Committee may be deemed to be financial experts if they are or serve as accountants or auditors by profession and meet the strict definition of an expert in the field of accounting or auditing. Other members of the Committee may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Committee's oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company's independent accountants are in fact "independent."

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, and Annual Report to Shareholders for filing with the Securities and Exchange Commission. The Committee and the Board have also selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003.

      The Committee in 2003 consists of Gary Goode, Leo Weber, Fred Sotok and Ted Thompson, and operates under a revised charter approved by the Board of Directors in February of 2003, which is attached to this Proxy Statement as Appendix A.

      This report of the Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

                                          Audit Committee Members:

                                          Gary Goode
                                          Leo Weber
                                          Fred Sotok
                                          Ted Thompson

February 26, 2003

                Proposal to Approve The Gentex Corporation 2003
                          Employee Stock Purchase Plan

      In 1993, the shareholders of the Company approved an employee stock purchase plan providing for the sale of shares of the Company's common stock to employees of the Company at a price equal to eighty-five percent (85%) of the market value, limited to one million six hundred thousand (1,600,000) shares (as adjusted for stock splits) over a period of ten (10) years. The 1993 Plan expired March 31, 2003. During the ten-year existence of such plan, five hundred sixty one thousand, one hundred eighty-seven (561,187) shares were sold to employees and six hundred thirty-three (633) persons were participating in the plan at expiration.

      On February 27, 2003, the Board of Directors adopted a new plan called the Gentex Corporation 2003 Employee Stock Purchase Plan, subject to approval of the Company's shareholders, to take effect at the expiration of and to replace the expired plan. The Board of Directors believes that the existence of an employee stock purchase plan has been valuable to the Company as a means for promoting employee loyalty and strengthening the identity of the interest of the employees and the shareholders. Therefore, the Board of Directors is recommending that the shareholders approve the Gentex Corporation 2003 Employee Stock Purchase Plan (the "Plan") appended to this Proxy Statement as Appendix B.

      Purpose. The purpose of the Plan is to encourage stock ownership by employees, to provide employees with a further inducement to continue their employment with the Company, and to encourage such employees to increase their efforts to promote the best interests of the Company.

      Eligibility and Administration. All full-time employees of the Company, except executive officers, are eligible for participation in the Plan after completing one (1) year of continuous full-time employment. Executive officers of the Company will be excluded from participation in the Plan because the Company maintains other stock based plans that are more appropriate as incentives for such senior managers. In the event that an employee becomes the owner of five percent (5%) or more of the combined voting power or value of the Company's capital stock, the employee would automatically be disqualified from further participation. The Plan will be administered by a committee of not less than three (3) members appointed by the Board of Directors who are not eligible to participate in the Plan.

      Shares Subject to the Plan. A maximum of six hundred thousand (600,000) shares of the Company's common stock, par value $.06 per share (the "Shares"), are authorized for purchase under the Plan, subject to appropriate adjustments as a result of stock dividends, splits, combinations, or similar stock changes. Shares supplied to meet the requirements of the Plan will be out of authorized but unissued shares.

      Operation of the Plan. The Plan provides an opportunity for eligible employees to purchase the Shares at a price equal to eighty-five percent (85%) of the fair market value of the Shares at the last payroll date in each of the Company's fiscal quarters, when purchases are made under the Plan. Fair market value is specified as the last reported sale price per share of common stock on the purchase date, or if there is no reported sale, the mean between the highest closing bid and closing asked price, as quoted on the NASDAQ stock market. Eligible employees who have elected to participate may contribute cash to the Plan through payroll deductions (up to ten percent (10%) of regular wages for that period), by lump sum contribution, or both, but contributions in any calendar year for any employee may not exceed Twenty Thousand Dollars

($20,000) in the aggregate or Ten Thousand Dollars ($10,000) by payroll deductions or Ten Thousand Dollars ($10,000) by lump sum contribution. Purchases in whole number of shares are to be made as of the last payroll date of each fiscal quarter with funds contributed by participating employees during that quarter. Participants may terminate their participation at any time by written notice to the Company, but will not be eligible to reenter the Plan for the next three (3) fiscal quarters of the Company's fiscal year.

      Nontransferability. Rights under the Plan are not transferable in any manner, or for any purpose whatsoever. Any termination of employment, including death or retirement, automatically terminates participation in the Plan.

      Amendment and Termination. The Plan automatically terminates on March 31, 2013, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, except that the Plan cannot be amended without shareholder approval if the amendment would: (i) increase the maximum number of shares subject to the Plan; (ii) decrease the purchase price for Shares subject to the Plan; or (iii) change the eligibility requirements for participation in the Plan.

      Summary of Federal Income Tax Consequences. The following paragraph summarizes the federal income tax consequences with respect to shares acquired under the Plan, based upon management's understanding of the existing federal income tax laws.

      The Plan is intended to be a qualified employee stock purchase plan as defined in Section 423 of the Internal Revenue Code, as amended. Funds contributed by employees through payroll deduction are part of the compensation, taxed as ordinary income although not actually received by employees. As of the purchase date near the end of each quarter, a participating employee will be considered to have been granted an option to purchase Shares and shall have simultaneously exercised that option with respect to the Shares purchased on that date. If the employee does not dispose of those Shares for a period of two
(2) years after the date of grant, then upon such subsequent disposition, or upon death, employee will realize compensation taxable as ordinary income equal to the lesser of: (i) the amount by which the fair market value of the Shares at the time of disposition or death exceeds the purchase price; or (ii) the amount by which the fair market value of the Shares at the time of purchase exceeded the purchase price. Additional gain will be considered gain from the sale of a capital asset. In the event the two (2) year holding period requirement above is not met, the amount treated as compensation on disposition of the Shares is the difference between the purchase price and the fair market value of the Shares at the time of purchase.

      The Company generally will not be allowed a deduction with respect to Shares sold to employees under the Plan. If, however, an employee who purchases Shares under the Plan does not satisfy the two (2) year holding period requirement described above, then the Company will be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee.

      The rules governing tax treatment of options and shares acquired under various tax-favored plans, such as the Plan, are quite technical. Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

      A majority of votes cast by holders of shares entitled to vote at the Annual Meeting of Shareholders, in person or by Proxy, on the proposal to adopt the Plan is required for approval.

      The Board of Directors recommends a vote FOR approval of the Gentex Corporation 2003 Employee Stock Purchase Plan.

                    Shareholder Proposal on Board Diversity

      A shareholder, Calvert Social Index Fund, 4550 Montgomery Avenue, Bethesda, Maryland, 20814, has informed the Company that it intends to present the proposal set forth below at the Gentex Corporation Annual Meeting of Shareholders on May 14, 2003. Calvert Social Index Fund is the beneficial owner of 428 shares of the Company's Common Stock as of November 22, 2002.

                                    PROPOSAL

      Whereas, we, Calvert Social Index Fund, believe that board diversity is not a social imperative, but a strategic one. Diversified boards promote better understanding of the market place and this understanding can lead to increased revenues and profitability.

      We believe board diversity enhances shareholder value. A growing body of academic research shows that there is a significant positive relationship between the percentage of women or minorities on boards and firm value. This is a view strongly supported by Connecticut State Treasurer Denise L. Nappier, principal fiduciary of the $18 billion Connecticut Retirement Plans and Trust Fund, who believes that "shareholder value and corporate bottom lines are enhanced by an independent and diverse board."

      We believe diversity provides for more effective problem solving and decision making and even high caliber boards can suffer from "group think" if not infused with different perspectives.

      We believe that boards that look more like the workforce can help dispel negative stereotypes and catalyze efforts to recruit, retain, and promote the best people including women and minorities.

      We believe board diversity is a growing focal point for social investors, who now account for one in eight dollars invested. Increasingly, all-white all-male boards are viewed negatively by these investors which may diminish your attractiveness to an important investor community. For example, TIAA-CREF, an institutional investor with over $270 billion in assets under management, has issued a set of corporate governance guidelines which include a call for "diversity of directors by experience, sex and race;"

      We believe that the Board of Directors or its Nominating Committee should take every reasonable step to ensure that women and minorities are a routine part of every board search the company undertakes.

BE IT RESOLVED:

      That the Board of Directors, or its Nominating Committee, in its search for suitable board candidates, makes a greater effort to search for qualified women and minority candidates for nomination to the Board of Directors. To that end, we request that the company provide to shareholders, at reasonable expense, four months from the date of the 2003 Annual Meeting, a report which includes a description of:

      1. The company's efforts to encourage diversified representation on the board.
      2.    A description of the criteria for selecting board candidates.
      3.    A description of the process used to select board nominees.
      4. A description of the process used to select the board's nominating committee members.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS HAS CONSIDERED THE ABOVE PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST IT FOR THE FOLLOWING REASONS:

      The Company offers equal employment opportunity to all persons without regard to race, creed, color, sex, age, religion, national origin, physical or mental disability, or veteran status, and abides by all applicable federal and state statutes and regulations related to equal employment practices. A Company priority is to ensure its employees have the right to work in an environment free from all forms of discrimination and conduct which can be considered harassing, coercive, or disruptive. The Company values and respects the rights of each employee and will not tolerate discrimination or harassment based on race, creed, color, sex, age, religious, national origin, physical or mental disability, or veteran status.

      Consistent with that policy, and in keeping with the expanding global nature of the Company's operations, the Board of Directors recognizes that highly qualified and independent Board members with diverse backgrounds and perspective can enhance Company performance. The principal criteria, however, in selecting an individual for Board membership should be that individual's qualifications, experience, skills, and ability to contribute to the enhancement of shareholder value. Accordingly, the Board will achieve diversity over time, as vacancies occur, by acting in accordance with the Company's policy of equal employment opportunity in selecting the most qualified candidates, regardless of gender, minority, or other status.

      The Company agrees with the merits of achieving diversity in all aspects of the Company's governance and operations, and the Company has and expects to continue to work hard to bring diversity throughout the Company. The shareholder proposal would unnecessarily require the Board of Directors to issue a report on diversity four months from the date of the Annual Meeting, when the Company already regularly reports to shareholders on composition of the Board in its annual Proxy Statement.

      The Board of Directors believes that to impose a burden of reporting as proposed above could disrupt an on-going process of determining the appropriate size and composition of the Board, which process by its very nature is extremely sensitive and requires maximum flexibility. Recent enactments, rules, and regulations have only made the process of selecting and retaining

Board members even more difficult. Since the Company's commitment to equal opportunity is part of its ordinary business operations and since the Company annually reports on Board composition in its Proxy Statement, the Board believes the above proposal would not enhance the current Board selection process, would not further the Company's commitment to diversity, and would involve substantial costs, time, effort, without corresponding benefit. Thus, the proposal is not in the best interests of the Company.

      AGAIN, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

      A majority of votes cast by holders of shares entitled to vote at the Annual Meeting of Shareholders, in person or by Proxy, on the shareholder proposal on diversity is required for approval.

SECURITIES OWNERSHIP OF MANAGEMENT

      The following table contains information with respect to ownership of the Company's common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption Executive Compensation, and all directors and executive officers and directors as a group. The content of this table is based upon information supplied by the Company's officers, directors, and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of March 1, 2003.

--------------------------------------------------------------------------------
                                       Amount and Nature of Ownership
                                       ------------------------------
                                          Shares
                                       Beneficially     Exercisable     Percent
Name of Beneficial Owner                 Owned (1)      Options (2)     of Class
--------------------------------------------------------------------------------
Dennis Alexejun                            31,625          23,250           *
--------------------------------------------------------------------------------
Fred Bauer                              3,184,606         213,800         4.2%
--------------------------------------------------------------------------------
John Carter                                47,140          14,400           *
--------------------------------------------------------------------------------
Garth Deur                                 20,900          10,400           *
--------------------------------------------------------------------------------
Mickey E. Fouts                            41,000          41,000           *
--------------------------------------------------------------------------------
Gary Goode                                  2,500              --           *
--------------------------------------------------------------------------------
Arlyn Lanting                             597,000(3)      141,000           *
--------------------------------------------------------------------------------
Kenneth La Grand                          554,278(4)       74,000           *
--------------------------------------------------------------------------------
John Mulder                               128,026           5,606           *
--------------------------------------------------------------------------------
Frederick Sotok                            20,938(5)       14,590           *
--------------------------------------------------------------------------------
Ted Thompson                              201,000         141,000           *
--------------------------------------------------------------------------------
Leo Weber                                 102,300          81,000           *
--------------------------------------------------------------------------------
All directors and executive
  officers as a group (13 persons)      5,034,502         799,595         6.6%
--------------------------------------------------------------------------------

*Less than one percent.

(1) Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2) This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3) Includes 400,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares.

(4) Includes 50,000 shares held in a trust established by Mr. La Grand's spouse, and Mr. La Grand disclaims beneficial ownership of those shares. Also includes 11,014 shares held in trust by Mr. La Grand's spouse for Mr. La Grand's grandchildren, and Mr. La Grand disclaims beneficial ownership of these shares.

(5) Includes 174 shares owned by Mr. Sotok's spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

EXECUTIVE COMPENSATION

      The following table contains information regarding compensation paid by the Company for each of the last three fiscal years to its chief executive officer and to the Company's four most highly compensated executive officers other than the chief executive officer.

                           Summary Compensation Table

---------------------------------------------------------------------------------------------------------------------
                                                                  Long-Term
                                                                  Compensation
---------------------------------------------------------------------------------------------------------------------
                                       Annual Compensation              Awards                 Payouts
                                 ----------------------------------------------------------------------
                                                               Restricted       Securities                 All Other
                                              Bonus   Other      Stock          Underlying       LTP     Compensation
Executive                 Year   Salary ($)    ($)     ($)    Award($)(1)       Options (#)      ($)        ($)(2)
---------------------------------------------------------------------------------------------------------------------
Fred Bauer                2002    319,806     66,528                   --          80,000                    5,784
Chairman and CEO          2001    309,414     52,508                   --          80,000                    4,572
                          2000    298,510     63,441                   --          72,000                    4,554
---------------------------------------------------------------------------------------------------------------------
Kenneth La Grand          2002    197,548     76,067                   --              --                    4,706
Executive Vice            2001    185,391     31,798                   --              --                    4,428
President (3)             2000    190,138     75,411                   --          12,000                    4,416
---------------------------------------------------------------------------------------------------------------------
Garth Deur                2002    176,636     65,331                   --          22,000                    4,672
Executive Vice            2001    160,928     38,041                   --          18,000                    3,281
President (4)
---------------------------------------------------------------------------------------------------------------------
Dennis Alexejun           2002    158,379     57,951                   --          14,820                    4,073
Vice President,           2001    150,800     45,587              134,850          13,850                    3,641
North American            2000    143,722     45,546                   --          13,200                    3,687
Automotive
Marketing
---------------------------------------------------------------------------------------------------------------------
John Carter               2002    168,931     48,152                   --          14,700                    4,111
Vice President,           2001    160,847     43,273                   --          14,000                    3,193
Mechanical Engineering    2000    153,133     46,518              217,549          12,500                    3,223
---------------------------------------------------------------------------------------------------------------------

(1) Represents the aggregate market value at the date of grant for shares of common stock awarded under the Company's Restricted Stock Plan. Assuming continued employment with the Company, restrictions on shares lapse one-third each on the 4th, 5th, and 6th anniversaries of the grant in the case of Ken La Grand, and upon the expiration of five years from the date of grant in all other cases. Dividends will be paid on these shares if, and to the same extent, paid on the Company's common stock generally. At the close of the Company's fiscal year, the following officers held the following number of restricted shares with the corresponding net market values: K. La Grand 8,000 shares for $253,100, Garth Deur 9,000 shares for $284,760, Dennis Alexejun 5,000 shares for $158,200, and John Carter 8,500 shares for $268,940.

(2) These amounts represent the sum of "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributed to each named executive officer.

(3)   Ken La Grand retired from the Company, effective January 6, 2003.

(4)   The Company named Garth Deur as an executive officer in March of 2001.

      The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                       Option Grants in Last Fiscal Year

-------------------------------------------------------------------------------------------------------
                                                 Individual Grants
-------------------------------------------------------------------------------------------------------
                                  Number
                                    of
                                Securities,     Percent of                                   Grant Date
                                Underlying       Options       Exercise                       Present
                                 Options            to           Price        Expiration       Value
Executive                         (#)(1)       All Employees   ($/sh)(2)         Date          ($)(3)
-------------------------------------------------------------------------------------------------------
Fred Bauer                         80,000           6.9%         28.22           8/15/09      1,035,664
-------------------------------------------------------------------------------------------------------
Kenneth La Grand                       --            --             --                --             --
-------------------------------------------------------------------------------------------------------
Garth Deur                         22,000           1.9%         32.30          12/27/09        325,985
-------------------------------------------------------------------------------------------------------
Dennis Alexejun                    14,820           1.3%         28.57           9/25/09        194,215
-------------------------------------------------------------------------------------------------------
John Carter                        14,700           1.3%         27.47           6/28/09        185,246
-------------------------------------------------------------------------------------------------------

(1) These options become exercisable, so long as employment with the Company continues, for twenty percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2) The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3) Based on the Black-Scholes option valuation model, assuming volatility of 53 percent, a risk-free rate of return equal to seven-year treasury bonds, a dividend yield of zero, and an exercise date of seven years after grant. This model is an alternative suggested by the

      Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The ultimate value of options will depend on the Company's success, as reflected by an increase in the price of its shares, which will inure to the benefit of all shareholders.

The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

      Aggregated Option Exercises in Last Fiscal Year and Year-end Values

------------------------------------------------------------------------------------------------------------------------------------
                                                                      Number of Securities
                                                                     Underlying Unexercised               Value of Unexercised
                             Shares                                    Options at Fiscal                In-the-Money Options at
                           Acquired on        Value                       Year-End (#)                    Fiscal Year-End ($)
                            Exercise         Realized                     ------------                    -------------------
Executive                     (#)               ($)             Exercisable       Unexercisable      Exercisable       Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Fred Bauer                   60,000          1,211,250            213,800            223,200          3,065,262          1,106,420

Kenneth La Grand             94,400          1,743,086             74,000             12,000          1,479,110            150,180

Garth Deur                       --                 --             10,400             46,600            103,186            196,808

Dennis Alexejun                  --                 --             23,250             40,620            271,345            268,081

John Carter                  10,240            162,547             14,400             39,720             48,879            206,886
------------------------------------------------------------------------------------------------------------------------------------

The following table summarizes securities issued and to be issued under the Company's equity compensation plans as of December 31, 2002:

                        Equity Compensation Plan Summary

--------------------------------------------------------------------------------
                                                                Number of
                                                                securities
                                 Number of       Weighted      available for
                               securities to      average     future issuance
                              be issued upon     exercise      under equity
                                exercise of      price of      compensation
                                outstanding    outstanding   plans (excluding
                                 options,        options,       securities
                               warrants and    warrants and  reflected in the
Plan Category                     rights          rights       first column)
--------------------------------------------------------------------------------
Equity compensation Plans
approved by Shareholders         4,919,630        $23.95        3,693,306
--------------------------------------------------------------------------------
Equity Compensation Plans not
approved by Shareholders                --            --               --
--------------------------------------------------------------------------------
Total                            4,919,630        $23.95        3,693,306
--------------------------------------------------------------------------------

                         Executive Compensation Report

      Responsibility for the Company's executive compensation program has been delegated by the Board of Directors to the Compensation Committee, except for compensation of the Chief Executive Officer (C.E.O.), which is determined by the Board based on recommendations from the Committee (without participation by C.E.O. Bauer). This Committee is comprised of three members: two independent outside directors and the C.E.O.

      The executive compensation program is composed of three elements: base salary, annual bonus, and stock-based incentives. These elements are utilized to accommodate several objectives:

      o Provide the means to attract, motivate, and retain executive management personnel.

      o Provide long-term success by focusing on continuing technical development and improvement in customer satisfaction.

      o Provide base salary compensation that is competitive in the market for managerial talent.

      o Provide annual bonus compensation reflective of both individual achievement and overall Company performance.

      o Provide stock-based incentive compensation that focuses on long-term Company performance and aligning the interests of management with the interests of shareholders.

      Base salary compensation for executive officers is predicated primarily on competitive circumstance for managerial talent and positions reflecting comparable responsibility. These competitive circumstances are determined from local, regional, and national surveys of employers comparable to the Company in size, stage of development, and industry. Historically, base salaries for executive officers have been relatively low, and stock-based incentives have received more emphasis, reflecting the entrepreneurial, high growth rate stage of the Company's development. Base salary decisions for executive officers other than the C.E.O. have been determined by C.E.O. F. Bauer. The base salary for C.E.O. Bauer for 2002 was recommended by the Committee (without participation by C.E.O. Bauer) and approved by the Board of Directors. The Committee's recommendation was made after reviewing survey information from several sources, textual materials regarding executive compensation strategies in general, the past and expected contributions of C.E.O. Bauer to the Company's progress, the quality, loyalty, and performance of the management team assembled and led by him, and the relationships between his salary and the average salary levels for the Company's hourly paid workers, salaried employees, and executive officers. During 2003, the Company intends to comply with the proposals of the NASDAQ National Market with respect to independent director approval of CEO compensation in an executive session where the CEO is not present as well as independent director approval of all executive officer compensation (which can be at a meeting where the CEO is present, but during which the CEO may not vote).

      Annual bonus compensation for executive officers is composed of two elements: payments under the Company's Gain Sharing Bonus Plan and performance bonuses. All employees of the Company, including executive officers, are eligible to share in the Company's Gain Sharing Bonus Plan after the first three months of employment. A percentage of pretax income, in excess of an established threshold for shareholder return on equity, is distributed quarterly to eligible employees. The amount to be distributed is allocated among all eligible employees in proportion to the salary or wages (including overtime) paid to those employees during the quarter. In addition, performance bonuses are paid to various managerial employees, including executive officers, based upon individual performance during the year and the overall performance of the Company during the year. Regarding 2002, C.E.O. F. Bauer evaluated the performance of each executive officer, sometimes in consultation with other officers, and determined performance bonuses predicated approximately one-half on the individual's achievements and contributions to Company success, and one-half on the overall performance of the Company for the year. C.E.O. F. Bauer participated in the Gain Sharing Plan along with all other eligible employees.

      Stock-based incentive compensation is intended to align the interests of shareholders and senior management by making the managers shareholders in a significant amount, and providing them incentives to work to increase the price of the Company's shares by granting them options to acquire additional shares. Generally, restricted stock grants are subject to forfeiture if the executive officer does not continue employment with the Company for the period specified at the time of grant. Similarly, stock options become exercisable generally for a portion of the shares after one year and for additional portions each year thereafter, subject, however, to the requirement that the optionee must be employed by the Company at the time of exercise. During 2002, stock options were awarded to executive officers, other than the C.E.O., by the Committee, based upon recommendations from C.E.O. F. Bauer, taking into consideration for each executive the scope of responsibility, contributions to success in prior periods, ability to influence success in the future, and demonstrated ability to achieve agreed-upon goals. In addition, the Board approved the recommendation of the Committee (arrived at without the participation of Mr. Bauer) to grant C.E.O. F. Bauer an option to acquire 80,000 shares of the common stock, based upon the Committee's evaluation of his management of the Company's other managerial employees and his desire to receive bonus compensation in the form of options rather than cash.

                                    Compensation Committee Members:

                                          Fred Bauer
                                          Arlyn Lanting
                                          Ted Thompson

                            Stock Performance Graph

      The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on The NASDAQ Stock Market(R) index (all U.S. companies) and the Dow Jones Index for Automobile Parts and Equipment Companies (excluding tire and rubber makers). The graph assumes an investment of $100 on the last trading day of 1997, and reinvestment of dividends in all cases.

                                     [GRAPH]

                                                           DOW JONES AUTO
                                     THE NASDAQ           PARTS & EQUIPMENT
                      GENTEX        STOCK MARKET        COMPANIES (EXCLUDING)
                   CORPORATION    (U.S. COMPANIES)    TIRE AND RUBBER MARKERS)
                   -----------    ----------------    ------------------------

12/31/97               $100             $100                    $100
12/31/98               $149             $141                    $ 99
12/31/99               $207             $261                    $101
12/29/00               $139             $157                    $ 74
12/31/01               $199             $125                    $ 97
12/31/02               $235             $ 86                    $ 87

                            -------------------------

      The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

      Directors who are employees of the Company receive no compensation for services as directors. Directors who are not employees of the Company receive a director's retainer in the amount of $7,000 per year plus $1,000 for each meeting of the Board attended and $750 for each committee meeting attended. In addition, each nonemployee person who is a director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 6,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

      The Company has entered into a consulting agreement with John Mulder subsequent to his retirement in June 2002. During 2002, the Company paid Mr. Mulder $11,000 in consulting fees, plus reimbursement of business expenses. The Company has entered into a consulting agreement with Ken La Grand subsequent to his retirement in January 2003.

                     Compensation Committee Interlocks and
                Insider Participation in Compensation Decisions

      Fred Bauer, Chairman and C.E.O., was a member of the Company's Compensation Committee during the fiscal year ended December 31, 2002. That Committee was responsible for supervising the Company's executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year.

      Arlyn Lanting, a director and member of the Company's Compensation Committee, was an officer of the Company more than fifteen years ago.

TRANSACTIONS WITH MANAGEMENT

      Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouses facilities, and currently houses production operations for the Company's fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a "net" lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent. During 2001, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

      Arlyn Lanting and Kenneth La Grand were both substantial shareholders in MTA Travel, Inc., a local travel agency used by the Company to book airline travel for its employees. MTA Travel was sold on April 12, 2002. During the period of their ownership in 2002, the Company paid $132,685 for airline travel booked through this agency and the travel agency received a small percentage (usually less than five percent) of this amount as a commission from the airlines. This arrangement has been reviewed by the Company's Board of Directors and approved on the basis that the prices and services provided afford the best value available to the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2003. The following fees were billed by Ernst & Young LLP, the Company's independent auditors, for the services provided to the Company during the fiscal year ended December 31, 2002: Audit Fees of $104,000; Audit-related Fees of $24,555; Financial Information Systems Design and Implementation Fees of $0; and all other fees of $74,071 for tax consulting and compliance services.

      Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

      Any proposal of a shareholder intended to be presented at the next Annual Meeting of the Company must be received by the Company at its headquarters, at 600 N. Centennial Street, Zeeland, Michigan 49464, no later than December 5, 2003, if the shareholder wishes the proposal to be included in the Company's Proxy Statement relating to that meeting. In addition, the Company's Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company's Proxy materials. A copy of the Company's Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

      The Company's Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

      Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, it is the intention of the persons named as Proxy holders in the accompanying Proxy to vote the shares in accordance with their judgment. Discretionary authority to do so is included in the Proxy.

      The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending Proxy materials to registered and beneficial owners and obtaining their Proxies.

      Shareholders are urged to promptly vote your shares either on the Internet (preferred method), via telephone, or by dating, signing, and returning the accompanying Proxy in the enclosed envelope.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Connie Hamblin

                                       Connie Hamblin
April 9, 2003                          Secretary

                                   APPENDIX A

                               GENTEX CORPORATION

                            AUDIT COMMITTEE CHARTER

                          Effective February 27, 2003

I.    ROLE:

      The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management's conduct of the Company's accounting and financial reporting processes and the Company's system of internal controls regarding finance, accounting, legal compliance and ethics.

II.   MEMBERSHIP:

      A. Independence/Composition. The Audit Committee shall be comprised of not less than three (3) members of the Board of Directors. Each member of the Audit Committee shall meet independence and experience requirements of NASDAQ, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission"). Accordingly, the members of the Audit Committee will consist of directors:

      o None of whom has any relationship to the Company that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee; and

      o All of whom, as determined by the Board of Directors in its business judgment, are financially literate and have a working familiarity with basic financial and accounting practices and at least one member of the Audit Committee shall be an "audit committee financial expert" in compliance with the criteria established by the Commission.

      B. Appointment. The members of the Audit Committee shall be nominated and appointed annually to one-year terms by the Board of Directors. The Board shall designate one member of the Audit Committee as Chair. Audit Committee members may be replaced by the Board.

III.  MEETINGS:

      A. Schedule. The Audit Committee shall hold regular meetings at least quarterly each fiscal year. The meeting schedule shall include sessions with management, and the independent auditor. Each regularly scheduled meeting of the Audit Committee shall, however, conclude with an executive session of the Audit Committee, absent members of management and on such terms and conditions as the Audit Committee may elect. Special meetings of the Audit Committee may be called pursuant to any procedures established by the Audit Committee. Pre-meeting materials are expected to be distributed to Audit Committee members in sufficient time prior to meetings to permit review by members before such meetings.

      B. Minutes/Reports. The Audit Committee shall keep written minutes of its meetings, including a report of all actions taken by the Audit Committee. Such minutes shall be delivered to the Board of Directors and shall be maintained with the books and records of the Company.

IV.   RESPONSIBILITIES:

      The Company's management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing the Company's financial statements. The Company's financial management, including the independent auditor, has more time, knowledge and more detailed information of the Company than does the Audit Committee. Consequently, the Audit Committee's role is one of oversight and does not provide any expert assurance or certification as to the Company's financial statements or the work of the independent auditor.

      The following functions are the common recurring activities of the Audit Committee in carrying out its oversight function:

      A.    Document And Report Review

            1. Review, assess the adequacy of, and update this Charter periodically or as conditions dictate (no less often than annually).

            2. Review and discuss with management the Company's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or to the public, including any report issued by the independent auditor, and including matters required to be reviewed under applicable legal, regulatory, or NASDAQ requirements. In lieu of the entire Audit Committee undertaking such review and discussion, the Chair may review and discuss with management if the entire Audit Committee's involvement is not required by any applicable law, rule, or regulation.

            3. Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

            4. Review and discuss with management and the independent auditor the quarterly report on Form 10-Q prior to its filing, including matters required to be reviewed under applicable legal, regulatory, or NASDAQ requirements.

            5. Discuss with management earnings press releases prior to dissemination, and financial information and earnings guidance provided to analysts and rating agencies. In lieu of the entire Audit Committee undertaking such discussions, the Chair may hold such discussions with management if the entire Audit Committee's involvement is not required by any applicable law, rule, or regulations.

      B.    Independent Auditors

            1. Select and appoint, determine the compensation of and funding for, evaluate, and provide oversight of the Company's independent auditor, including the removal of the Company's independent auditor, all within the Audit Committee's sole authority. The independent auditor shall report and be accountable directly to the Audit Committee, and the Audit Committee shall oversee the resolution of any disagreements between management and the independent auditor.

            2. On an annual basis, review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor's objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

            3. Implement and administer the Company's Policy Regarding the Approval of Audit and Permissible Nonaudit Services Provided by the Independent Auditor.

            4. Review the independent auditor's attestation and report on management's internal control report, and hold timely discussions with the independent auditor regarding the content of that attestation and report.

            5. At least annually, obtain and review a report by the independent auditor regarding:

                  (a)   The firm's internal quality control procedures;

                  (b) Any material issues raised by the most recent internal quality-control review, peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

                  (c) All relationships between the independent auditor and its related entities and the Company and its related entities (with a confirmation that in the professional judgment the auditor is independent of the Company under all applicable laws, rules, and regulations).

      C.    Financial Reporting Processes

            1. Review the integrity of the Company's financial reporting process, both internal and external, giving consideration to consultation with management and the independent auditors.

            2. Review the Company's critical accounting policies and practices as well as consider and approve, as appropriate, major changes to the Company's accounting policies and practices as suggested by the independent auditor and/or management.

            3.    Review and approve all related party transactions.

            4. Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures necessary to receive and respond to confidential and anonymous submissions by Company employees regarding questionable accounting or auditing matters.

      D.    Internal Audit

            1. Discuss with management and the independent auditor the necessity of an internal audit function.

            2. To the extent an internal audit function is considered necessary, to oversee the organization, objectivity, responsibilities, plans, budgets, and staffing of such a function.

      E.    Ethical and Legal Compliance

            1. Review the Company's Code of Conduct, when and as approved by the Board of Directors, to ensure that management has maintained a system to comply with expected ethical and legal requirements.

            2. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

            3. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

            4. Discuss the Company's risk assessment and risk management, any steps taken by management to control or mitigate risk exposure, as well as any audit problems or difficulties and management's response.

      F.    Other

            1. Prepare the Audit Committee report, in accordance with all applicable rules and regulations, to be included in the Company's annual Proxy Statement to shareholders.

            2. Perform an annual self-assessment relative to the Audit Committee's purpose, duties and responsibilities set forth in this Charter.

            3. Obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform the Audit Committee's duties and responsibilities. The Audit Committee has the sole authority to retain and determine the funding for such advisors and shall be given the necessary resources to retain such advisors and to otherwise fulfill its functions as set forth in this Charter.

            4. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

V.    LIMITATIONS:

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine if the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                   APPENDIX B

                               GENTEX CORPORATION
                       2003 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Gentex Corporation 2003 Employee Stock Purchase Plan (the "Plan") is to provide employees of Gentex Corporation (the "Company") with a further inducement to continue their employment with the Company and to encourage such employees to increase their efforts to promote the best interests of the Company by permitting them to purchase shares of common stock, par value $.06 per share, (the "Shares") of the Company, at a price less than the market price, under such circumstances that the purchase qualifies as the exercise of an option granted under an employee stock purchase plan, as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three (3) members who are not eligible to participate in the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final and conclusive. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan's administration by any appropriate person or persons.

3. Eligibility. Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company except: (a) employees who have not been continuously employed by the Company on a full-time basis for at least 12 months at the beginning of an Option Period (as hereinafter defined);
(b) employees whose customary employment by the Company is for less than 20 hours per week; (c) employees whose customary employment is less than five months in a calendar year; and (d) officers, for purposes of Section 16 of the 1934 Securities Exchange Act, as amended, of the Company. The exceptions providing active employees are not Eligible Employees shall be interpreted in the Company's discretion and the Company may provide that once an active employee is an Eligible Employee that such person will remain an Eligible Employee as long as he or she remains an employee. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan: (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Section 423(b)(3) and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company; or (b) which permit such employee to purchase Shares under this Plan and any other employee stock purchase plan of the Company (but not an incentive stock option plan) at option prices aggregating more than Twenty Thousand Dollars ($20,000) of the purchase price of the shares (determined at the time the respective options are granted) in any one calendar year and, notwithstanding anything to the contrary, in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b) (8) of the Code.

4. Shares Available for Plan. Purchases of Shares pursuant to this Plan may be made out of the Company's presently or hereafter authorized but unissued Shares, or from outstanding Shares, or partly out of each, as determined by the Board of Directors. The maximum number of Shares which may be purchased under the Plan is six hundred thousand (600,000) Shares, subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Shares into an increased number of Shares, with or without par value, through a stock dividend or stock split, or into a decreased number of Shares, with or without par value, through a combination of Shares, then effective with the record date for such change, the maximum number of Shares which thereafter may be purchased under the Plan shall be the maximum number of Shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split, or proportionately decreased, in the case of such combination of Shares. In the event of any other change affecting Shares, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

5. Effective Dates. This Plan shall become effective on April 1, 2003, provided that the Plan is subsequently approved, at a duly called meeting (or any adjournment thereof) of the shareholders of the Company not later than the first anniversary of adoption of the Plan by the Board of Directors. The first "Option Period" under the Plan shall commence on April 1, 2003, and end on the Company's last payroll date in June 2003. Thereafter, as long as the Plan remains in effect, a new "Option Period" shall commence on the first day following the end of the immediately preceding Option Period and end on the Company's last payroll date in that fiscal quarter.

6. Participation. An employee of the Company who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by: (a) at least seven (7) days prior to such date, completing and delivering a payroll deduction Authorization Form (the "Authorization") to the Company's payroll department; and/or (b) at least twenty-one (21) days prior to the last day of the Option Period, completing and delivering to the Company a lump sum payment form furnished by the Company, accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee's Purchase Account. The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Option Period in which he or she is a Participant.

7. Payroll Deductions and Lump Sum Payments. The Company will maintain payroll deduction accounts for all employees who are Participants and who have filed Authorizations for Payroll Deduction. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant's Purchase Account. Subject to Section 3 above, a Participant may authorize a payroll deduction in any amount not less than Ten Dollars ($10) for each pay period, but not more than a maximum of ten percent (10%) of the Participant's regular wages (not including any bonuses), before withholding or other deduction, with respect to which payments are to be made to him or her by the Company on such pay date. One time only during any calendar year, a Participant may make one lump sum payment during any Option Period in any amount not less than One Hundred Dollars ($100), but not more than a maximum of Ten Thousand Dollars ($10,000). Lump sum payments must be received by the Company at least twenty-one (21) days before the end of an Option Period. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant aggregate more than Ten Thousand Dollars ($10,000) by payroll deduction and Ten Thousand Dollars ($10,000) by lump sum contribution, or a total of Twenty Thousand Dollars ($20,000) in any calendar year.

8. Changes in Payroll Deduction. Payroll deductions shall be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised or revoked, or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant's payroll deduction within the limits specified in Section 7 by filing a new Authorization at least seven (7) days prior to the beginning of such Option period.

9. Termination of Participation-Withdrawal of Funds. A Participant may for any reason and at any time, on written notice given to the Company prior to the Participant's last pay date in any Option Period, elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any such termination by a Participant, he or she shall cease to be a Participant, his or her Authorization shall be revoked effective upon receipt, and the amount to his or her credit in his or her Purchase Account (exclusive of accounts payable in respect of the exercise of any option to purchase Shares theretofore granted under the Plan), as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded in cash to the former Participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only after the expiration of three of the Company's full fiscal quarters after such termination and withdrawal of funds occurred. Partial withdrawals of funds shall not be permitted.

10. Purchase of Shares. During each Option Period while this Plan remains in effect, each Participant shall be granted an option as of the last business day of such Option Period for the purchase of as many full Shares, but not less than one (1) full share, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each Share purchased shall be eighty-five percent (85%) of the fair market value of a Share on the last day of the Option Period (the "Purchase Date"), where fair market value means the closing sale price reported on the NASDAQ National Market on the Purchase Date. If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. If, as of each Purchase Date, the Participant's Purchase Account contains sufficient funds to purchase at least one (1) or more full Share(s), the Participant shall be deemed to have exercised an option to purchase any such Share(s) at the purchase price; the Participant's Purchase Account shall be charged for the amount of the purchase; and a stock certificate shall be issued to the Participant. As of each subsequent Purchase Date when sufficient funds have again accrued in the Participant's Purchase Account to purchase one (1) or more Share(s), Share(s) will be purchased in the same manner. Any balance remaining in a Participant's Purchase Account after a Purchase Date will be carried forward into the following Option Period. Notwithstanding the foregoing, any balance remaining in a Purchase Account at the termination of the Plan will be automatically refunded to the Participant in accordance with Section 17.

11. Registration of Certificates. Certificates may be registered only in the name of the Participant.

12. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to Shares purchased under this Plan unless and until certificates representing such Shares shall have been issued.

13. Rights on Retirement, Death or Termination of Employment. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time, and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

14. Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

15. Application of Funds. All funds received or held by the Company under this Plan may be commingled with other funds and may be used by the Company for any corporate purpose.

16. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the Company's shareholders, no amendment shall be made: (a) increasing the number of Shares approved for this Plan (other than as provided in Section 4); (b) decreasing the Purchase Price per Share; (c) changing the eligibility requirements for participation in this Plan; or (d) which would render options granted under the Plan unqualified for special tax treatment under the Code.

17. Termination of the Plan. Unless sooner terminated as hereinafter provided, this Plan shall terminate on March 31, 2013. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

18. Governmental Regulations. The Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares. If, at any time, Shares deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such Shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such Shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

CERTIFICATION

The foregoing Plan was duly adopted by the Board of Directors on the 27th day of February, 2003, subject to approval by the Company's shareholders.

                                    /s/ Connie Hamblin

                                    Connie Hamblin, Secretary
                                    Gentex Corporation

[LOGO]
GENTEX CORPORATION
600 N. CENTENNIAL STREET
ZEELAND, MI 49464

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Gentex Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN
BLUE OR BLACK INK AS FOLLOWS:      GENTEX     KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
GENTEX CORPORATION

   The Board of Directors recommends a vote FOR
   Proposals 1 and 2.

   1.  Election of Directors (except where marked
       to the contrary) for a three-year term.        For    Withhold    For All
       Nominees: 01) Fred Bauer, 02) Leo Weber,       All      All       Except
                 03) Gary Goode
                                                      [ ]      [ ]        [ ]
   1A. Election of Director for a one-year term.
       Nominee: 04) John Mulder

   To withhold authority to vote, mark "For All
   Except" and write the nominee's number on the line below.

   ---------------------------------------------

                                                     For    Against    Abstain

   2. Proposal to approve the 2003 Gentex
      Corporation Employee Stock Purchase Plan.      [ ]      [ ]        [ ]

   The Board of Directors recommends a vote          For    Against    Abstain
   AGAINST Shareholder Proposal 3.

   3. Shareholder proposal on Board diversity.       [ ]      [ ]        [ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign as your name appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust, or corporation, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney.

For address changes and/or comments, please check
this box and write them on the back where indicated.          [ ]

                                                           Yes    No

Please indicate if you plan to attend the meeting          [ ]    [ ]

HOUSEHOLDING ELECTION - Please indicate if you             Yes    No
consent to receive certain future investor
communications in a single package per household           [ ]    [ ]


----------------------------------------      ----------------------------------

----------------------------------------      ----------------------------------
Signature [PLEASE SIGN WITHIN BOX]  Date      Signature (Joint Owners)      Date

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

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

--------------------------------------------------------------------------------

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) signing on the reverse side hereby appoint(s) Connie Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 21, 2003, at the Annual Meeting of Shareholders to be held on May 14, 2003, or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM; FOR THE ELECTION OF THE NOMINEE LISTED FOR A ONE-YEAR TERM; FOR THE APPROVAL OF THE 2003 GENTEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN; AND AGAINST THE SHAREHOLDER PROPOSAL ON BOARD DIVERSITY.

      Address Changes/Comments:  _________________________________________

      ____________________________________________________________________

      ____________________________________________________________________

      ____________________________________________________________________

          (If you noted any address changes/comments above, please mark corresponding box on other side.)

                         (To be Signed on Reverse Side)

--------------------------------------------------------------------------------